Exhibit 99.2
News Release

Investor Relations Contact: Steven Melman, V.P. of Investor Relations PDF Solutions, Inc. Tel: (408) 938-6445 Email: steven.melman@pdf.com	Corporate Communications Contact: Abbie Kendall, Principal Armstrong Kendall, Inc. Tel: (503) 672-4681 Email: abbie@akipr.com
PDF Solutions® Provides Financial Outlook For
The Fourth Quarter of Fiscal 2006 and Total Year Fiscal 2007
     SAN JOSE, Calif.—October 25, 2006—PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today provided its updated financial outlook for the fourth fiscal quarter ending December 31, 2006 and the total fiscal year ending December 31, 2007, respectively, both of which include the effects of its recently announced acquisition of Si Automation S.A (SIA).
     PDF Solutions expects total revenue in the range of $21.0 million to $22.5 million for the fourth fiscal quarter ending December 31, 2006. Gain share revenue for the fourth fiscal quarter is expected to be in the range of $4.5 million to $5.0 million. On a GAAP basis, net income (loss) for the fourth fiscal quarter of 2006 is projected in a range of $(295,000) to $305,000, or $(0.01) to $0.01 per diluted share.
     For the total fiscal year ending December 31, 2007, PDF Solutions expects total revenue in the range of $109.0 million to $115.0 million. On a GAAP basis, net income for the total fiscal year ending December 31, 2007 is projected in a range of $8.3 million to $11.0 million, or $0.27 to $0.36 per diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it useful to measure results using a non-GAAP measure of net income, which excludes amortization of stock-based compensation and acquired intangible assets. Non-GAAP net income for the fourth fiscal quarter ending December 31, 2006 is projected in a range of $3.6 million to $4.2 million, or $0.13 to $0.15 per diluted share. Non-GAAP net income for the total fiscal year ending December 31, 2007 is projected in a range of $21.6 million to $23.6 million,
~more~

or $0.72 to $0.78 per diluted share. The fourth quarter results include the dilutive effects that purchase accounting will have on the consolidated financial results including SIA. However, the acquisition is expected to be accretive in the full year 2007 projections.
     “Our fourth quarter guidance reflects our continued confidence in our ability to close new business and a mild improvement in customer production wafer volumes,” stated chief executive officer John Kibarian. “Additionally, as we progress with the integration of our companies and purchase accounting adjustments have run their course, we anticipate a growing revenue contribution from our recently announced acquisition of Si Automation”.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss its third quarter 2006 results and financial outlook for the fourth fiscal quarter of 2006 and fiscal year 2007. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on the company’s website at http://www.pdf.com/news_archive.phtml following the date of this release.
Effectiveness of Guidance:
     The outlook set forth above represents PDF Solutions’ expectations only as of the date of this release, and should not be viewed as a statement about PDF Solutions’ expectations after this date. Although this release will remain available on PDF Solutions’ website, its continued availability does not indicate that PDF Solutions is reaffirming or confirming its continued validity. PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on, or otherwise, update such guidance until it releases its quarterly results.
Information Regarding Use of Non-GAAP Financial Measures:
     In addition to providing guidance that is determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense and amortization of acquired intangible assets, and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense and amortization of acquired intangible assets, and their income tax
~more~

effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. This non-GAAP guidance should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company as viewed by management. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is provided at the end of this press release.
About PDF Solutions:
     PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe, Japan and China. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.
Forward-Looking Statements:
     The statements in this press release regarding PDF Solutions’ outlook for its fourth fiscal quarter of 2006 and fiscal year of 2007, including expected revenue, net income, and net income per share, are forward looking. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF Solutions’ products and services. Readers should also refer to the risk disclosures set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K, most recently filed on March 16, 2006, and its quarterly reports on Form 10-Q, most recently filed on August 9, 2006. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.
~more~

PDF SOLUTIONS, INC.
RECONCILIATION OF PROJECTED GAAP NET INCOME (LOSS) TO PROJECTED
NON-GAAP NET INCOME
(In thousands, except per share data)

	Three Months Ending
PROJECTED RESULTS	December 31, 2006
GAAP net income (loss) per share — diluted	$(0.01)	to	$0.01

GAAP net income (loss)	$(295)	to	$305
Amortization of stock-based compensation, net of taxes	1,500		1,500
Amortization of acquired intangible assets, net of taxes	2,390		2,390

Non-GAAP net income	$3,595	to	$4,195

Non-GAAP net income per share — diluted	$0.13	to	$0.15

Weighted average common shares — diluted	28,750		28,750

	Twelve Months Ending
PROJECTED RESULTS	December 31, 2007
GAAP net income per share — diluted	$0.27	to	$0.36

GAAP net income	$8,260	to	$11,000
Amortization of stock-based compensation, net of taxes	5,300		5,275
Amortization of acquired intangible assets, net of taxes	8,070		7,325

Non-GAAP net income	$21,630	to	$23,600

Non-GAAP net income per share — diluted	$0.72	to	$0.78

Weighted average common shares — diluted	30,250		30,250